SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) February 1, 1999




                      PEOPLES-SIDNEY FINANCIAL CORPORATION
                   (Exact name of Registrant as specified in
                                  its charter)



     Delaware                         0-22223                         31-1499862
--------------------------------------------------------------------------------
(State  or  other              (Commission   File  No.)         (IRS  Employer
jurisdiction of                                             Identification No.)
 incorporation)


                   101 East Court Street, Sidney, Ohio 45365
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (937) 492-6129


                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On February 1, 1999, Peoples-Sidney Financial Corporation issued the attached press release announcing the completion of its repurchase of 5% of its common stock.

         The Exhibit referred to in Item 7 of this Report and listed on the accompanying Exhibit Index are filed as part of this Report and are incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)   Exhibits:

         Exhibit 99 -   Press release dated February 1, 1999

                                  EXHIBIT INDEX

Exhibit
Number                              Description
--------                           -------------


99              Press Release Announcing Completion of Stock Repurchase Program

                                                                      EXHIBIT 99

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                   Contact Douglas Stewart
February 1, 1999                        President and Chief Executive Officer
                                        (937) 492-6129



          Peoples-Sidney Financial Corporation Announces Completion of
                            Stock Repurchase Program


         Peoples-Sidney Financial Corporation (NASDAQ: PSFC), the parent company of Peoples Federal Savings and Loan Association, today announced the completion of its latest repurchase of 5% of its shares. The Company repurchased 89,269 shares in the open market over a seven month period. The repurchased shares will be used to fund the Company's recognition and retention plan previously approved by shareholders.

         Peoples-Sidney President and CEO Douglas Stewart stated, "We are pleased to announce the successful completion of this stock repurchase program which typifies our efforts to maximize long-term shareholder value. We believe that by continuing to execute our business plan and taking advantage of the opportunities presented to us by the market, we will continue to reward our shareholders for the confidence they place in us."

         The closing price of Peoples-Sidney stock on February 1, 1999, was $15.63 per share as reported by the NASDAQ stock market.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PEOPLES-SIDNEY FINANCIAL CORPORATION



Date: February 1, 1999                      By: /s/ Douglas Stewart
                                                -------------------------------
                                                Douglas Stewart
                                                President and Chief Executive
                                                  Officer